EXHIBIT 31.1
CERTIFICATIONS
I, Curtis J. Clawson, certify that:
1. I have reviewed this Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K of Hayes Lemmerz International, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Curtis J. Clawson
Curtis J. Clawson
President and Chief Executive Officer
Dated: June 1, 2009